UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 9, 2004

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 8 - Other Events

Item 8.01 Other Events
On September 9, 2004, YUM! Brands, Inc. reported Period 9 and third-quarter sales for its International and U.S. Businesses. The Company also confirmed its earnings guidance for the third-quarter and full year 2004.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1  Press Release dated September 9, 2004 from YUM! Brands, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: September 10, 2004	/s/ Gregory N. Moore Senior Vice President and Controller (Principal Accounting Officer)

Yum! Brands Inc. Reports Period 9 and Third-Quarter Sales for Its International and U.S. Businesses

Company Confirms Third-Quarter and Full-Year EPS

Louisville, Ky. - September 9, 2004 - Yum! Brands Inc. (NYSE: YUM) today reported estimated Period 9 International system sales increased 11% prior to foreign currency conversion or 17% after conversion to U.S. dollars. Estimated U.S. blended same-store sales at company restaurants increased 5% versus last year during the four-week period ended September 4, 2004 (Period 9).

International System-Sales Growth (Estimated)

	2004 Reported (U.S. $)	2004 Local Currency	Prior Year Local Currency
Period 9	+17%	+11%	+7%
Q3	+16%	+12%	+6%

U.S. Company Same-Store-Sales Growth (Estimated)

	2004 Period 9	Prior Year Period 9	2004 Q3	Prior Year Q3
U.S. BLENDED	+5%	Even	+4%	Even
Taco Bell	+7%	+2%	+5%	+2%
Pizza Hut	+3%	+4%	+5%	+3%
KFC	+4%	(6)%	+2%	(5)%

Dave Deno, Chief Financial Officer, said, “We are very pleased with the continued strength of our international division and the positive sales performance from all three U.S. brands. As we noted in our second-quarter earnings release and conference call, we expected strong sales performance to offset significant inflation in U.S. commodity costs. As a result, we are comfortable that for the third quarter we will earn 60 cents per share, which is in line with current consensus estimates and represents 11% growth. For the full year, our EPS expectation remains at least $2.33, 13% growth, prior to special items or at least $2.36 including special items.”

Sales results for Period 10 (the four-week period ending October 2, 2004, for the U.S. businesses) will be released with the company's third-quarter earnings Tuesday, October 5, 2004, after the market's close.

U.S. same-store sales include only company restaurants that have been open one year or more. U.S. blended same-store sales include KFC, Pizza Hut, and Taco Bell company-owned restaurants only. U.S. same-store sales for Long John Silver's and A&W Restaurants are not included. U.S. franchise and systemwide same-store-sales results are reported quarterly within the company's earnings release and include only KFC, Pizza Hut and Taco Bell Restaurants.

International system-sales growth includes total sales from all international restaurants regardless of ownership, including company-owned, franchise, license, and unconsolidated-affiliate restaurants. Currently, there are more than 12,000 international system restaurants in over 100 countries and territories outside the United States. Sales of international franchise, unconsolidated-affiliate and license restaurants generate franchise and license fees for the company (typically at a rate of 4% to 6% of sales). Franchise, unconsolidated-affiliate and license restaurant sales are not included in the company sales we present on our Consolidated Statements of Income in accordance with U.S. GAAP; however, the fees are included in the company's revenues. We believe international system-sales growth is useful to investors as a significant indicator of our company's market share relative to competitors and the overall strength of our brands in the market place. The international business period close is one period prior to the company's period-end date to facilitate consolidated reporting. Please refer to the reporting calendar posted on Yum! Brands' Web site at the following URL: http://investors.yum.com/ireye/ir_site.zhtml?ticker=YUM&script=1000.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; changes in legislation and governmental regulations; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands' financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with more than 33,000 restaurants in more than 100 countries and territories. Four of the company's restaurant brands - KFC, Pizza Hut, Taco Bell and Long John Silver's - are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver's brands. The company and its franchisees today operate over 2,500 multibrand restaurants. Outside the United States in 2003, the Yum! Brands' system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. In 2002, the company changed its name to Yum! Brands Inc. from Tricon Global Restaurants Inc. to reflect its expanding portfolio of brands and its ticker symbol on the New York Stock Exchange. For the past two years, the company was recognized in Fortune Magazine's top 50 “Best Companies for Minorities,” claiming the number-one spot for “managerial diversity.”